Exhibit 99.1

Horizon Pharma plc

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Horizon Pharma plc Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the following transactions (collectively, the “Pro Forma Transactions”): (i) the merger of Ghrian Acquisition Inc. (“Purchaser”), a wholly owned subsidiary of Horizon Pharma, Inc. (“HPI”), with and into Hyperion Therapeutics, Inc. (“Hyperion”), with Hyperion continuing as the surviving corporation and as an indirect wholly owned subsidiary of HPI (the “Acquisition”), (ii) the April 2015 equity offering by Horizon Pharma Public Limited Company (the “Company”) of 17,652,500 ordinary shares (the “Equity Offering”), (iii) the Company’s March 2015 private placement of $400.0 million in aggregate principal amount of 2.5% Exchangeable Senior Notes due 2022 (the “Exchangeable Senior Notes”), (iv) the Company’s April 2015 private placement of $475.0 million in aggregate principal amount of 6.625% Senior Notes due 2023 (the “Senior Unsecured Notes”), (v) the Company’s entry into a term loan facility and borrowing of $400.0 million under the facility on May 7, 2015 (the “Senior Secured Term Loan”), (vi) the merger of the businesses of HPI and Vidara Therapeutics International Public Limited Company (“Vidara”) on September 19, 2014 (the “Vidara Merger”), and (vii) the Company’s entry into a credit facility and borrowing of $300.0 million under the facility in connection with the Vidara Merger (the “Prior Credit Facility”).

The historical pro forma combined balance sheet information as of March 31, 2015 is based upon and derived from the historical financial information of the Company and Hyperion and gives effect to the Pro Forma Transactions as if such transactions had occurred on March 31, 2015 except for the Vidara Merger and the Prior Credit Facility, which are already reflected in the Company’s historical balance sheet as of March 31, 2015. The unaudited pro forma combined statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015 are based upon and derived from the historical financial information of the Company, Hyperion and Vidara and give effect to the Pro Forma Transactions as if they occurred on January 1, 2014.

The Acquisition is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”). The Vidara Merger has been accounted for as a reverse acquisition under the acquisition method of accounting under the provisions of ASC 805.

The pro forma adjustments are preliminary and are based upon the best available information and certain assumptions, as described in the accompanying notes to the unaudited pro forma combined financial information, that the Company’s management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma combined financial information.

Under ASC 805, assets acquired and liabilities assumed are generally recorded at their acquisition date fair value. The preliminary fair value of identifiable tangible assets acquired and liabilities assumed from the Acquisition are based on their carrying value as of March 31, 2015. The preliminary fair value of intangible assets and contingent royalty liabilities assumed has been estimated using the income approach through a discounted cash flow analysis. After the closing of the Acquisition, the Company updated the preliminary purchase price allocation based upon the fair market values as of the closing date of the Acquisition. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed was recognized as goodwill. Significant judgment was required in determining the estimated fair values of developed technology intangible assets and certain other assets and liabilities. Such a valuation required estimates and assumptions including, but not limited to, estimating future cash flows and direct costs in addition to developing the appropriate discount rates and current market profit margins. The Company’s management believes the fair values recognized for the assets acquired and the liabilities assumed are based on reasonable estimates and assumptions. Accordingly, the unaudited pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed, and such further adjustments may be material.

The unaudited pro forma combined financial information has been prepared by the Company’s management in accordance with Article 11 of Regulation S-X for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the transactions been completed as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience following the completion of the Pro Forma Transactions. In addition, the accompanying unaudited pro forma combined statement of operations do not include any pro forma adjustments to reflect expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time transaction related costs.

Certain financial information of Hyperion and Vidara, as presented in their respective consolidated financial statements, has been reclassified to conform to the historical presentation in the Company’s consolidated financial statements for purposes of preparation of the unaudited pro forma combined financial information. See Notes 4 and 5 for additional information on the reclassifications that were made to derive the “Historical Hyperion (after conforming reclassifications)” and “Historical Vidara (after conforming reclassifications)” columns in the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the (1) the historical unaudited consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, (2) the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2014, (3) the historical unaudited consolidated financial statements of Hyperion included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, (4) the historical consolidated financial statements of Hyperion included in its Annual Report on Form 10-K for the year ended December 31, 2014, and (5) the historical combined financial statements of Vidara included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2015

(In thousands, except for share data)

	Historical Horizon Pharma plc	Historical Hyperion (after conforming reclassifications) (see Note 4)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$544,211	$88,894	$845,059	6(A)	$541,687
			(345,366)	6(B)
			(1,074,097)	6(C)
			(38,685)	6(D)
			64,756	6(E)
			475,687	6(G)
			(18,772)	6(H)
Short-term investments	—	39,742	(39,742)	6(E)	—
Restricted cash	600	—	—		600
Accounts receivable, net	127,265	21,548	—		148,813
Inventories, net	13,586	5,597	9,125	6(F)	28,308
Prepaid expenses and other current assets	48,677	2,686	—		51,363
Deferred tax assets, current	1,586	—	—		1,586

Total current assets	735,925	158,467	(122,035)		772,357
Long-term investments	—	25,014	(25,014)	6(E)	—
Property and equipment, net	8,873	1,071	—		9,944
Developed technology, net	679,483	—	1,044,200	6(F)	1,723,683
In-process research and development	66,000	—	—		66,000
Other intangible assets, net	7,668	7,923	(7,923)	6(F)	7,668
Goodwill	—	—	281,045	6(F)	281,045
Deferred tax assets, net of current	18,761	1,377	93,939	6(F)	114,077
Other assets	10,586	1,178	8,253	6(A)	10,645
			(8,972)	6(B)
			(400)	6(F)

Total assets	$1,527,296	$195,030	$1,263,093		$2,985,419

Liabilities and Shareholders’ Equity
Current liabilities:
Convertible debt, net	$22,921	$—	$—		$22,921
Accounts payable	21,963	9,478	—		31,441
Accrued expenses	46,125	11,350	(35)	6(F)	57,881
			(2,586)	6(F)
			3,027	6(F)
Accrued trade discounts and rebates	78,226	13,197	—		91,423
Accrued royalties - current portion	25,781	2,067	10,714	6(F)	38,562
Deferred revenues - current portion	1,096	240	—		1,336
Notes payable - current portion	—	1,529	(1,529)	6(H)	—
Deferred tax liabilities, net	326	—	3,584	6(F)	3,910

Total current liabilities	196,438	37,861	13,175		247,474

Long-term liabilities:
Exchangeable notes	269,597	—	—		269,597
Long-term debt, net	297,317	16,663	(297,317)	6(B)	862,312
			862,312	6(A)
			(16,663)	6(H)
Accrued royalties, net of current	45,272	—	76,086	6(F)	121,358
Deferred revenues, net of current	7,301	—	—		7,301
Deferred tax liabilities, net of current	19,965	—	395,605	6(F)	415,570
Other long-term liabilities	3,450	326	(326)	6(F)	3,450

Total Long-term liabilities	642,902	16,989	1,019,697		1,679,588

Shareholders’ Equity
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 133,671,381 shares issued and 133,287,015 shares outstanding at March 31, 2015; 151,323,881 shares issued and 150,939,515 shares outstanding at March 31, 2015 pro forma	14	2	(2)	6(I)	14
Treasury stock, 384,366 ordinary shares	(4,585)	—	—		(4,585)
Additional paid-in capital	1,435,298	261,622	(261,622)	6(I)	1,910,985
			475,687	6(G)
Accumulated other comprehensive loss	(2,499)	(35)	35	6(I)	(2,499)
Accumulated deficit	(740,272)	(121,409)	(9,000)	6(A)	(845,558)
			121,409	6(I)
			(96,286)	6(J)

Total shareholders’ equity	687,956	140,180	230,221		1,058,357

Total liabilities and shareholders’ equity	$1,527,296	$195,030	$1,263,093		$2,985,419

See the accompanying notes to the unaudited pro forma combined financial information, which are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2015

(In thousands, except for share and per share data)

	Historical Horizon Pharma Plc	Historical Hyperion (after conforming reclassifications) (see Note 4)	Hyperion Acquisition Accounting Adjustments		Pro Forma Combined
Net sales	$113,141	$31,193	$—		$144,334
Cost of goods sold	28,853	4,726	23,134	7(A)	56,713

Gross profit	84,288	26,467	(23,134)		87,621
Operating Expenses:
Research and development	6,181	6,799	—		12,980
Sales and marketing	47,063	4,570	—		51,633
General and administrative	26,280	10,406	—		36,686

Total operating expenses	79,524	21,775	—		101,299

Operating Income (loss)	4,764	4,692	(23,134)		(13,678)

Other (Expense) Income, Net:
Interest expense, net	(10,032)	(85)	(11,349)	7(B)	(21,626)
			(160)	7(C)
Loss on induced debt conversion and debt extinguishment	(10,544)	—	—		(10,544)
Foreign exchange loss	(837)	—	—		(837)
Other, net	(991)	4,164	—		3,173

Total other expense, net	(22,404)	4,079	(11,509)		(29,834)
(Loss) income before income tax (benefit) expense	(17,640)	8,771	(34,643)		(43,512)
Income tax (benefit) expense	1,913	1,555	(13,511)	7(D)	(10,043)

Net (Loss) Income	$(19,553)	$7,216	$(21,132)		$(33,469)

Weighted average shares	125,650,593				143,303,093
Basic and diluted net loss per share	$(0.16)				$(0.23)

See the accompanying notes to the unaudited pro forma combined financial information, which are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2014

(In thousands, except for share and per share data)

	Historical Horizon Pharma Plc	Historical Vidara (after conforming reclassifications) (see Note 5)	Historical Hyperion (after conforming reclassifications) (see Note 4)	Vidara Acquisition Accounting Adjustments			Hyperion Acquisition Accounting Adjustments		Pro Forma Combined
Net sales	$296,955	$50,565	$113,584	$—			$—		$461,104
Cost of goods sold	78,753	11,290	18,353	28,955	8	(A)	91,476	8(I)	217,762
				(11,065)	8	(L)

Gross profit	218,202	39,275	95,231	(17,890)			(91,476)		243,342
Operating Expenses:
Research and development	17,460	2,799	20,715	(414)	8	(M)	—		40,560
Sales and marketing	120,276	17,664	17,367	(8,600)	8	(M)	—		146,707
General and administrative	88,957	8,253	31,155	(40,227)	8	(C)	—		79,659
				(5,102)	8	(M)
				(3,377)	8	(B)
Goodwill impairment	—	—	30,201	—			—		30,201
Depreciation and amortization	—	487	—	(487)	8	(E)	—		—

Total operating expenses	226,693	29,203	99,438	(58,207)			—		297,127

Operating (loss) income	(8,491)	10,072	(4,207)	40,317			(91,476)		(53,785)

Other (Expense) Income, Net:
Interest expense, net	(23,826)	(605)	(1,046)	—			(70,686)	8(F)	(96,718)
							(555)	8(K)
Loss on induced debt conversion and debt extinguishment	(29,390)	—	—	—			—		(29,390)
Foreign exchange (loss) gain	(3,905)	11	—	—			—		(3,894)
Loss on derivative fair value	(214,995)	—	—	—			—		(214,995)
Other (expense) income, net	(11,251)	(298)	(699)	8,222	8	(D)	—		(4,026)
Bargain purchase gain	22,171	—	—	(22,171)	8	(G)	—		—

Total other expense, net	(261,196)	(892)	(1,745)	(13,949)			(71,241)		(349,023)
(Loss) income before income tax (benefit) expense	(269,687)	9,180	(5,952)	26,368			(162,717)		(402,808)
Income Tax (benefit) expense	(6,084)	881	303	(77)	8	(H)	(63,460)	8(J)	(68,437)

Net (Loss) Income	$(263,603)	$8,299	$(6,255)	$26,445			$(99,257)		$(334,371)

Weighted average shares	83,751,129								101,403,629
Basic and diluted net loss per share	$(3.15)								$(3.30)

See the accompanying notes to the unaudited pro forma combined financial information, which are an integral part of these pro forma financial statements.

1.	Description of pro forma transactions

The Acquisition: On March 29, 2015, HPI entered into an Agreement and Plan of Merger with Purchaser and Hyperion, pursuant to which, on May 7, 2015, Purchaser merged with and into Hyperion, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Hyperion continuing as the surviving corporation and as an indirect wholly owned subsidiary of HPI.

Exchangeable Senior Notes. On March 13, 2015, Horizon Pharma Investment Limited, a wholly-owned subsidiary of the Company, completed its private placement of $400.0 million in aggregate principal amount of Exchangeable Senior Notes to several investment banks acting as initial purchasers who subsequently resold the Exchangeable Senior Notes to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Equity Offering: On April 21, 2015, the Company closed its underwritten public offering of 17,652,500 of its ordinary shares at a price to the public of $28.25 per share. The net proceeds to the Company from such offering were approximately $475.2 million, after deducting underwriting discounts and other offering expenses payable by the Company.

Senior Unsecured Notes: On April 29, 2015, Horizon Pharma Financing Inc., a wholly-owned subsidiary of the Company, completed a private placement of $475.0 million in aggregate principal amount of Senior Unsecured Notes to certain investment banks acting as initial purchasers who subsequently resold the Senior Unsecured Notes to qualified institutional buyers as defined in Rule 144A under the Securities Act and in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act.

Senior Secured Term Loan: On May 7, 2015, HPI, the Company and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with Citibank, N.A., as administrative and collateral agent, and the lenders from time to time party thereto providing for (i) a five-year $400.0 million term loan facility (the “Senior Secured Term Loan”); (ii) an uncommitted accordion facility subject to the satisfaction of certain financial and other conditions; and (iii) one or more uncommitted refinancing loan facilities with respect to loans thereunder. The initial borrower under the Senior Secured Term Loan is HPI. The Credit Agreement allows for the Company and certain other subsidiaries of the Company to become borrowers under the accordion or refinancing facilities. Loans under the Senior Secured Term Loan bear interest, at each borrower’s option, at a rate equal to either the London Inter-Bank Offer Rate (“LIBOR”), plus an applicable margin of 3.5% per year (subject to a 1.0% LIBOR floor), or the prime lending rate, plus an applicable margin equal to 4.5% per year. The Company borrowed the full $400.0 million available under the Senior Secured Term Loan on May 7, 2015 as a LIBOR-based borrowing.

Vidara Merger: On September 19, 2014, the Company acquired Vidara for $601.4 million, comprised of the $387.8 million market value of the 31,350,000 ordinary shares of the Company that were held by prior Vidara shareholders immediately following the closing of the Vidara Merger plus the cash consideration of $213.6 million.

2.	Basis of presentation

The historical consolidated financial information of the Company has been adjusted in the accompanying unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the Pro Forma Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the results of operations.

The Acquisition is being accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805. The unaudited pro forma combined financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The adjustments to reflect the acquisition method of accounting are preliminary and are based upon the best available information and certain assumptions which management believes are reasonable under the circumstances.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (“ASC 820”), as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Cash and cash equivalents, investments, and other tangible assets and liabilities: The carrying amounts of tangible assets and liabilities were valued at their respective carrying amounts as management believes that these amounts approximate their current fair values.

Inventories: Inventories acquired included raw materials and finished goods. Inventories are recorded at their current fair values. Fair value of finished goods has been determined based on the estimated selling price, net of selling costs and a margin on the selling costs. Fair value of raw materials has been estimated to equal the replacement cost.

Developed technology: Developed technology intangible assets reflect the estimated value of Hyperion’s rights to its currently marketed products, RAVICTI and BUPHENYL. The fair value of developed technology was determined using an income approach. The income approach explicitly recognizes that the fair value of an asset is premised upon the expected receipt of future economic benefits such as earnings and cash inflows based on current sales projections and estimated direct costs for Hyperion’s product line. Indications of value are developed by discounting these benefits to their present worth at a discount rate that reflects the current return requirements of the market. The fair value of the RAVICTI and BUPHENYL developed technologies will be capitalized as of the Acquisition date and subsequently amortized over the 11 and 7 years, respectively, which are the periods in which over 90% of the estimated cash flows are expected to be realized.

Goodwill: Goodwill represents the excess of the preliminary acquisition consideration over the estimated fair values of net assets acquired.

Deferred tax assets and liabilities: Deferred tax assets and liabilities arise from acquisition accounting adjustments where book values of certain assets and liabilities differ from their tax bases. Deferred tax assets and liabilities are recorded at the currently enacted rates which will be in effect at the time when the temporary differences are expected to reverse in the country where the underlying assets and liabilities are located. Hyperion’s developed technology as of the acquisition date was located primarily in the United States where a U.S. tax rate of 39% is being utilized and a deferred tax liability is recorded. Upon consummation of the Acquisition, Hyperion became a member of the Company’s U.S. tax consolidation group. As such, its tax assets and liabilities need to be considered in determining the appropriate amount (if any) of valuation allowance that should be recognized in assessing the realizability of the group’s deferred tax assets. The Hyperion acquisition adjustments resulted in the recording of significant net deferred tax liabilities. Per ASC 740, “Accounting for Uncertainty in Income Taxes”, future reversals of existing taxable temporary differences must be considered in determining the amount of valuation allowance to record. As of March 31, 2015, the Company had a significant U.S. federal and state valuation allowance which must be reduced to reflect the addition of Hyperion’s deferred tax liabilities that will provide taxable temporary differences that will be realized within the carryforward period of the group’s available net operating losses and other deferred tax assets. Accordingly, the result will be to recognize the release of most of the existing U.S. federal and state valuation allowance of approximately $105.0 million. However, this was not reflected as a pro forma adjustment as this is a one-time transaction cost.

Pre-existing contingencies: The Company has identified a contingent liability potentially payable under previously existing royalty and licensing agreements. The initial fair value of this liability was determined using a discounted cash flow analysis incorporating the estimated future cash flows of royalty payments based on future sales. The liability will be periodically assessed based on events and circumstances related to the underlying milestones, and any change will be recorded in the Company’s consolidated statement of operations.

The preliminary determination of the fair value of the acquired net assets, assuming the Acquisition had closed on January 1, 2014 is as follows (in thousands, except share and per share data):

Fully diluted equity value (21,425,909 shares at $46.00 per share)	$985,592
Net settlements on the exercise of stock options, restricted stock and performance stock units	88,505

Total purchase consideration paid	$1,074,097

Book value of assets acquired and liabilities assumed (1)	$134,804
Valuation step-up adjustments:
Inventory step-up	9,125
Developed technology	1,044,200
Long-term deferred tax asset	93,939
Andromeda accrued expenses	(3,027)
Short-term royalty liability	(10,714)
Long-term royalty liability	(76,086)
Short-term deferred tax liability	(3,584)
Long-term deferred tax liability	(395,605)
Goodwill	281,045

$1,074,097

(1)	Excludes Hyperion’s $18,192 of debt, $7,923 of intangible assets, $361 of deferred rent, $2,586 of Andromeda deferred gain and $400 of employee receivables, which were not assumed by the Company as part of the Acquisition.

3.	Accounting policies

Following the Acquisition, the Company is conducting a review of accounting policies of Hyperion in an effort to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of that review, the Company may identify differences among the accounting policies of the Company and Hyperion that, when conformed, could have a material impact on this unaudited pro forma combined financial information. During the preparation of this unaudited pro forma combined financial information, the Company was not aware of any material differences between accounting policies of the Company and Hyperion, except for certain reclassifications necessary to conform to the Company’s financial presentation, and accordingly, this unaudited pro forma combined financial information does not assume any material differences in accounting policies among the Company and Hyperion.

4.	Historical Hyperion

Financial information of Hyperion in the “Historical Hyperion (after conforming reclassifications)” column in the unaudited pro forma combined balance sheet represents the historical consolidated balance sheet of Hyperion as of March 31, 2015. Financial information presented in the “Historical Hyperion (after conforming reclassifications)” column in the unaudited pro forma combined statement of operations represents the historical consolidated statement of earnings of Hyperion for the three months ended March 31, 2015 and the year ended December 31, 2014, which includes the operations from Andromeda Biotech Ltd. (“Andromeda”) since June 12, 2014, the date of acquisition. The Company does not believe that the operating results for Andromeda prior to its acquisition by Hyperion on June 12, 2014 are material to the combined entity and as such have not been included in the unaudited pro forma combined statement of operations. Such financial information has been reclassified or classified to conform to the historical presentation in the Company’s consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of Hyperion.

Reclassifications in Hyperion’s unaudited pro forma combined balance sheet as of March 31, 2015 are as follows (in thousands, except share data):

	Historical Hyperion (before conforming reclassifications)	Reclassifications			Historical Hyperion (after conforming reclassifications)
Assets
Current assets:
Cash and cash equivalents	$88,894	$—			$88,894
Short-term investments	39,742	—			39,742
Accounts receivable, net	21,548	—			21,548
Inventories, net	5,597	—			5,597
Prepaid expenses and other current assets	2,686	—			2,686

Total current assets	$158,467	$—			$158,467
Long-term assets:
Long-term investments	25,014	—			25,014
Property and equipment, net	1,071	—			1,071
Intangibles, net	7,923	—			7,923
Deferred tax assets, net of current	—	1,377	4	(A)	1,377
Other non-current assets	2,555	(1,377)	4	(A)	1,178

Total assets	$195,030	$—			$195,030

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	9,478	—			9,478
Accrued expenses	26,614	(15,264)	4	(B)	11,350
Accrued trade discounts and rebates	—	13,197	4	(B)	13,197
Accrued royalties-current portion	—	2,067	4	(B)	2,067
Deferred revenues – current portion	240	—			240
Notes payable – current portion	1,529	—			1,529

Total current liabilities	$37,861	$—			$37,861
Long-term liabilities:
Long-term debt, net	16,663	—			16,663
Deferred rent	326	(326)	4	(C)	—
Other long-term liabilities	—	326	4	(C)	326

Total long-term liabilities	$16,989	$—			$16,989
Stockholders’ equity:
Common stock, par value $0.0001 – 100,000,000 shares authorized at March 31, 2015; 20,971,678 shares issued and outstanding at March 31, 2015	2	—			2
Additional paid-in capital	261,622	—			261,622
Accumulated other comprehensive loss	(35)	—			(35)
Accumulated deficit	(121,409)	—			(121,409)

Total stockholders’ equity	$140,180	$—			$140,180

Total liabilities and stockholders’ equity	$195,030	$—			$195,030

(A)	Represents the reclassification of $1,377 from other non-current assets to deferred tax assets, net of current to conform to the Company’s presentation.
(B)	Accrued trade discounts and rebates of $13,197 and accrued royalties of $2,067 have been reclassified out of accrued expenses and into separate financial statement line items to conform to the Company’s presentation.
(C)	Represents the reclassification of $326 from deferred rent to other long-term liabilities to conform to the Company’s presentation.

Reclassifications in Hyperion’s unaudited pro forma combined statement of operations for the three months ended March 31, 2015 are as follows (in thousands):

	Historical Hyperion (before conforming reclassifications)	Reclassifications		Historical Hyperion (after conforming reclassifications)
Net product revenue	$31,193	$—		$31,193
Cost of goods sold	3,833	893	4(D)	4,726

Gross profit	27,360	(893)		26,467
Operating Expenses:
Research and development	6,799	—		6,799
Selling, general and administrative	14,976	(14,976)	4(E)	—
Amortization of intangible asset	893	(893)	4(D)	—
Sales and marketing	—	4,570	4(E)	4,570
General and administrative	—	10,406	4(E)	10,406

Total operating expenses	22,668	(893)		21,775

Operating income	4,692	—		4,692

Other (Expense) Income, Net:
Interest expense, net	(245)	160	4(F)	(85)
Interest income	160	(160)	4(F)	—
Other income, net	4,164	—		4,164

Total other income, net	4,079	—		4,079
Income before income tax expense	8,771	—		8,771
Income tax expense	1,555	—		1,555

Net Income	$7,216	$—		$7,216

(D)	Intangible amortization expense of $893 in Hyperion’s historical statement of operations has been reclassified to cost of goods sold to conform to the Company’s presentation.
(E)	Selling, general and administrative expenses in Hyperion’s historical statement of earnings included $4,570 of sales and marketing expenses and $10,406 of general and administrative expenses that has been reclassified to conform to the Company’s presentation.
(F)	Interest income of $160 in Hyperion’s historical statement of operations has been reclassified to interest expense, net to conform to the Company’s presentation.

Reclassifications in Hyperion’s unaudited pro forma combined statement of operations for the year ended December 31, 2014 are as follows (in thousands):

	Historical Hyperion (before conforming reclassifications)	Reclassifications		Historical Hyperion (after conforming reclassifications)
Net sales	$113,584	$—		$113,584
Cost of goods sold	13,727	4,626	4(G)	18,353

Gross profit	99,857	(4,626)		95,231
Operating Expenses:
Research and development	20,715	—		20,715
Selling general and administrative	48,522	(48,522)	4(H)	—
Amortization of intangible asset	4,626	(4,626)	4(G)	—
Sales and marketing	—	17,367	4(H)	17,367
General and administrative	—	31,155	4(H)	31,155
Goodwill impairment	30,201	—		30,201

Total operating expenses	104,064	(4,626)		99,438

Operating loss	(4,207)	—		(4,207)

Other (expense) income, net:
Interest expense, net	(1,601)	555	4(I)	(1,046)
Interest income	555	(555)	4(I)	—
Other, net	(699)	—		(699)

Total other expense, net	(1,745)	—		(1,745)

Loss before income tax expense	(5,952)	—		(5,952)
Income tax expense	303	—		303

Net Loss	$(6,255)	$—		$(6,255)

(G)	Intangible amortization expense of $4,626 in Hyperion’s historical statement of operations has been reclassified to cost of goods sold to conform to the Company’s presentation.
(H)	Selling, general and administrative expenses in Hyperion’s historical statement of earnings included $17,367 of sales and marketing expenses and $31,155 of general and administrative expenses that has been reclassified to conform to the Company’s presentation.
(I)	Interest income of $555 in Hyperion’s historical statement of operations has been reclassified to interest expense, net to conform to the Company’s presentation.

5.	Historical Vidara

Financial information presented in the “Historical Vidara (after conforming reclassifications)” column in the unaudited pro forma combined statement of operations for the year ended December 31, 2014 represents Vidara results of operations as a stand-alone entity for the period from January 1, 2014 to September 18, 2014, which were derived from its unaudited combined financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and the stub period from July 1, 2014 to September 18, 2014. Financial information of Vidara subsequent to September 18, 2014 is included in the statement of operations of the Company for the year ended December 31, 2014.

Reclassifications and classifications in Vidara’s unaudited pro forma combined statement of operations for the year ended December 31, 2014 are as follows (in thousands):

	Historical Vidara (for the six months ended June 30, 2014)	Historical Vidara Stub Period (July 1, 2014 to September 18, 2014)	Historical Vidara (January 1, 2014 to September 18, 2014)	Reclassifications		Historical Vidara (after conforming reclassifications)
Net sales	$35,746	$14,819	$50,565	$—		$50,565
Cost of goods sold	1,660	630	2,290	2,497	5(A)	11,290
				6,503	5(B)

Gross profit	34,086	14,189	48,275	(9,000)		39,275
Operating Expenses:
Research and development	—	—	—	2,799	5(C)	2,799
Sales and marketing	—	—	—	17,664	5(D)	17,664
General and administrative	6,134	4,760	10,894	(2,799)	5(C)	8,253
				158	5(E)
Selling expenses	3,792	13,872	17,664	(17,664)	5(D)	—
Depreciation and amortization	2,272	870	3,142	(2,497)	5(A)	487
				(158)	5(E)
Royalty expense	4,935	1,568	6,503	(6,503)	5(B)	—

Total operating expenses	17,133	21,070	38,203	(9,000)		29,203

Operating income (loss)	16,953	(6,881)	10,072	—		10,072

Other (expense), income, net:
Interest expense, net	(516)	(89)	(605)	—		(605)
Foreign exchange gain	—	11	11	—		11
Other (expense) income	(22)	(276)	(298)	—		(298)

Total other expense, net	(538)	(354)	(892)	—		(892)

Income (loss) before income tax expense	16,415	(7,235)	9,180	—		9,180
Income tax expense	724	157	881	—		881

Net Income (Loss)	$15,691	$(7,392)	$8,299	$—		$8,299

(A)	Intangible amortization expense of $2,497 in Vidara’s historical statement of operations has been reclassified to cost of goods sold to conform to the Company’s presentation.
(B)	Royalty expense of $6,503 in Vidara’s historical statement of operations has been reclassified from operating expenses to cost of sales to conform to the Company’s presentation.
(C)	Represents $2,799 of general and administrative expenses in Vidara’s historical statement of operations that has been reclassified to research and development expenses to conform to the Company’s presentation.
(D)	Represents $17,664 of selling expenses in Vidara’s historical statement of operations that has been reclassified to sales and marketing to conform to the Company’s presentation
(E)	Depreciation expense of $158 in Vidara’s historical statement of operations has been reclassified to general and administrative expense to conform to the Company’s presentation.

6.	Unaudited Pro Forma Combined Balance Sheet Adjustments

A.	Reflects adjustments related to the Senior Secured Term Loan and Senior Unsecured Notes, the proceeds of which were used, in addition to a portion of the Company’s existing cash and a portion of the proceeds of the Equity Offering, to repay the outstanding loan under the Prior Credit Facility (see Note 6(B)), fund a portion of the Acquisition purchase price and pay any prepayment premium, fees and expenses in connection with the foregoing.

The Senior Secured Term Loan and the Senior Unsecured Notes include the following adjustments (in thousands):

	Senior Secured Term Loan	Senior Unsecured Notes	Total Debt Financings
Debt	$400,000	$475,000	$875,000
Original Issue Discount (“OID”)	(2,000)	(10,688)	(12,688)

Debt, net of OID	398,000	464,312	862,312
Deferred financing fees	(6,281)	(1,972)	(8,253)
Commitment fees	(9,000)	—	(9,000)

Cash proceeds	$382,719	$462,340	$845,059

B.	Reflects the extinguishment of the $300.0 million principal loan amount under the Prior Credit Facility, which includes the following adjustments (in thousands):

Liability, net of OID	$297,317
OID (See Note 6(J))	2,683

Prior Credit Facility	$300,000
Penalty for early payment (See Note 6(J))	45,366

Cash payment	$345,366

Write-off of deferred financing fees (See Note 6(J))	$8,972

C.	Represents the total cash consideration paid for the Acquisition of $1,074 million, including $88.5 million of cash related to the settlement of Hyperion stock options, restricted stock units and performance stock units (see Note 6(F)).

D.	Represents the cash paid for the following transaction fees associated with the Acquisition (in thousands):

Company advisory expenses	$17,229
Hyperion advisory expenses	16,926
Company and Hyperion legal expenses	4,530

(See Note 6(J))	$38,685

E.	Represents the liquidation of Hyperion’s short-term and long-term investments and conversion into cash.

F.	Reflects the preliminary purchase price adjustments for the Acquisition based upon the following preliminary purchase price allocation (in thousands, share and per share data):

Fully diluted equity value (21,425,909 shares at $46.00 per share)	$985,592
Net settlements on the exercise of stock options, restricted stock and performance stock units	88,505

Total purchase consideration paid	$1,074,097

Book value of assets acquired and liabilities assumed (1)	$134,804
Valuation step-up adjustments:
Inventory step-up	9,125
Developed technology	1,044,200
Long-term deferred tax asset	93,939
Andromeda accrued expenses	(3,027)
Short-term royalty liability	(10,714)
Long-term royalty liability	(76,086)
Short-term deferred tax liability	(3,584)
Long-term deferred tax liability	(395,605)
Goodwill	281,045

$1,074,097

(1) Excludes Hyperion’s $18,192 of debt, $7,923 of intangible assets, $361 of deferred rent, $2,586 of Andromeda deferred gain and $400 of employee receivables, which were not assumed by the Company as part of the Acquisition.

G.	Represents the net proceeds of $475.7 million from the Equity Offering (in thousands, except share and per share data):

Number of ordinary shares	17,652,500
Offer price per share	$28.25

Gross proceeds	498,683
Underwriter fees (4.5%)	(22,441)
Other expenses	(555)

Net proceeds	$475,687

Pro forma earnings per share gives effect to the issuance of 17,652,500 ordinary shares from the Equity Offering and the pro forma adjustments.

H.	Represents Hyperion retiring its existing debt of $18.1 million and $0.6 million (see Note 6(J)) of penalties for early payment prior to the closing of the Acquisition.

I.	Represents the elimination of Hyperion’s stockholders’ equity.

J.	Represents the elimination of Acquisition costs and penalties for early payment of debts as follows (in thousands):

Acquisition costs (See Note 6D)	$38,685
Penalty for early payment of Prior Credit Facility (See Note 6B)	45,366
Write-off of deferred financing fees for Prior Credit Facility (See Note 6B)	8,972
OID of Prior Credit Facility (See Note 6B)	2,683
Penalty fees for Hyperion Debt (See Note 6H)	580

$96,286

7.	Unaudited Pro Forma Combined Statement of Operations -Three Months Ended March 31, 2015

A.	Reflects amortization expense adjustments related to the fair value of identifiable intangible assets recognized in connection with the Acquisition, as follows (in thousands):

Developed Technology	Fair Value Adjustment	Useful Lives (Years)	For the Three Months Ending 3/31/2015
RAVICTI	$1,021,600	11	$23,219
BUPHENYL	22,600	7	808

	$1,044,200		$24,027
Historical Hyperion amortization expense			(893)

Increase to pro forma amortization expense			$23,134

B.	This pro forma adjustment reflects the interest expense, amortization of OID and deferred financing fees on the Exchangeable Senior Notes, Senior Secured Term Loan and Senior Unsecured Notes. The adjustment also reflects the elimination of any historical interest expense for debt that was extinguished as part of the Acquisition (in thousands):

Description of Debt	Principal Amount	Interest Rate	Interest Payment	Amortization of OID	Amortization of Deferred Financing Fees	Interest Expense
Exchangeable Senior Notes	$400,000	2.500%	$2,500	$4,369	$22	$6,891
Senior Secured Term Loan	$400,000	4.500%	4,500	83	262	4,845
Senior Unsecured Notes	$475,000	6.625%	7,867	334	62	8,263

New interest expense			$14,867	$4,786	$346	$19,999
Less historical interest expense of Prior Credit Facility to be prepaid						(7,392)
Less historical interest expense of Exchangeable Senior Notes						(916)
Less historical Hyperion interest expense						(342)

Increase to pro forma interest expense						$11,349

If the interest rate on the above debts were to increase or decrease by 0.125%, the Company’s pro forma interest expense would increase or decrease by $0.4 million per quarter.

C.	Reflects the elimination of Hyperion interest income as all short-term and long-term investments were converted into cash.

D.	Represents the income tax benefit associated with the additional intangible amortization and interest expense resulting from the Acquisition, using a combined federal and state statutory tax rate of 39%.

8.	Unaudited Pro Forma Combined Statement of Operations -Year Ended December 31, 2014

A.	Reflects the amortization expense related to the fair value of identifiable intangible assets recognized related to the Vidara Merger, as follows (in thousands):

Type of Intangible	Fair Value Adjustment	Useful Lives (Years)	For the Period Ending 9/18/2014
Customer relationship	$8,100	10	$580
Developed technology	560,000	13	30,872

	$568,100		$31,452
Historical amortization expense			(2,497)

Increase to pro forma amortization expense			$28,955

B.	Reflects the elimination of Vidara transaction costs related to the Vidara Merger of $3.4 million. The impact of transaction costs already incurred has not been reflected in the unaudited pro forma combined statement of operations since these costs are expected to be nonrecurring in nature. These charges include financial advisory fees, legal, accounting, other professional fees incurred by Vidara directly related to the Vidara Merger.

C.	Reflects the elimination of the Company’s transaction costs related to the Vidara Merger of $40.2 million. The impact of transaction costs already incurred has not been reflected in the unaudited pro forma combined statement of operations since these costs are expected to be nonrecurring in nature. These charges include financial advisory fees, legal, accounting, other professional fees incurred by the Company directly related to the Vidara Merger.

D.	Reflects the $5.0 million of commitment fees incurred on a bridge loan commitment prior to executing the Prior Credit Facility and $3.2 million of commitment fees incurred on the Prior Credit Facility prior to its funding on September 19, 2014. The impact of these fees is not included in the unaudited pro forma combined statement of operations since this cost is expected to be nonrecurring in nature.

E.	The pro forma adjustment reflects the elimination of $487 related to historical Vidara amortization of deferred financing fees.

F.	This pro forma adjustment reflects the interest expense, amortization of OID and deferred financing fees on the Exchangeable Senior Notes, Senior Secured Term Loan and Senior Unsecured Notes. The adjustment also reflects the elimination of any historical interest expense for debt that was extinguished as part of the Acquisition (in thousands):

Description of Debt	Principal Amount	Interest Rate	Interest Payment	Amortization of OID	Amortization of Deferred Financing Fees	Interest Expense
Exchangeable Senior Notes	$400,000	2.500%	$10,000	$18,726	$96	$28,822
Senior Secured Term Loan	$400,000	4.500%	18,000	333	1,047	19,380
Senior Unsecured Notes	$475,000	6.625%	31,468	1,336	247	33,051

New interest expense			$59,468	$20,395	$1,390	$81,253
Less historical interest expense of Prior Credit Facility to be prepaid						(8,460)
Less historical Vidara interest expense						(506)
Less historical Hyperion interest expense						(1,601)

Increase to pro forma interest expense						$70,686

If the interest rate on the above debts were to increase or decrease by 0.125%, the Company’s annual pro forma interest expense would increase or decrease by $1.6 million.

G.	Reflects the elimination of the bargain purchase gain recorded as part of the Vidara Merger.

H.	Represents the income tax benefit associated with the nonrecurring charges associated with the Vidara Merger removed from the pro forma statement of operations, using a combined federal and state statutory tax rate of 0%. The tax effect of the transaction related costs in the transition period was a blended rate of 0% due to the non-deductibility of certain costs. The tax effect of the incremental amortization expense of Vidara’s customer-related intangible assets and the amortization of the developed technology step up to estimated fair value was based on a blended statutory tax rate of approximately 1% based on jurisdictions where these assets reside. The Company has assumed a 0% tax rate when estimating the tax impacts of the additional expense on incremental debt to finance the Vidara Merger because the debt is an obligation of a U.S. entity and taxed at the estimated combined effective U.S. federal statutory and state rate; however, the entity has a full valuation allowance. The Company has assumed a 1.5% tax rate expense when estimating the tax impacts on the intercompany debt obligation due to Horizon Pharma Finance S.a.r.L from Horizon Pharma Holdings USA, Inc. The Company has assumed that any intercompany interest expense which is nondeductible under Code Section 163(j) would be a timing matter and would be deductible in future years based on future earnings.

I.	Reflects amortization expense adjustments related to the fair value of identifiable intangible assets recognized related to the Acquisition, as follows (in thousands):

Developed Technology	Fair Value Adjustment	Useful Lives (Years)	For the Period Ended 12/31/2014
RAVICTI	$1,021,600	11	$92,873
BUPHENYL	22,600	7	3,229

	$1,044,200		$96,102
Historical Hyperion amortization expense			(4,626)

Increase to pro forma amortization expense			$91,476

J.	Represents the income tax benefit associated with the additional intangible amortization and interest expense resulting from the Acquisition, using a combined federal and state statutory tax rate of 39%.

K.	Reflects the elimination of Hyperion interest income as all short-term and long-term investments were converted into cash.

L.	Reflects the elimination of the $11.1 million charge to recognize additional cost of goods sold attributable to the stepped-up market value of Vidara inventory.

M.	Represents a total of $14.1 million in option cancellation payments, one-time bonuses and severance payments incurred as a result of the Vidara Merger.